 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

CLEAN ENVIRO TECH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada 000-24459 90-0314205

(State or Other Jurisdiction (Commission ( I.R.S. Employer

of Incorporation) File Number) Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Change of Company’s Name to Cyber Apps World Inc. and Reverse Stock Split

On April 2, 2015, our Board of Directors authorized the merger with our wholly-owned subsidiary, Cyber Apps World Inc. and in the merger the name of our company was changed to Cyber Apps World Inc.

On April 2, 2015, the Board also approved the filing with the Secretary of State of Nevada a Certificate of Change that effected a 1:5 reverse split in our outstanding common stock and a reduction of our authorized common stock in the same 1:5 ratio, from 250,000,000 shares to 50,000,000 shares. Both of these corporate actions were permitted to be taken by the Company’s Board of Directors without stockholder approval under Nevada NRS 92A.180 (for the merger with the subsidiary and name change) and NRS 78.207 (for the change in authorized and outstanding stock), and were authorized to be effective upon receipt of FINRA approval for trading purposes.

The change of the Company’s name to Cyber Apps World Inc. and the 1:5 reverse split with the concurrent reduction of our authorized common stock in the same ratio were approved by FINRA and effective for trading purposes on April 30, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1c	Articles of Merger with Subsidiary Amending Articles of Incorporation to change name of Company to Cyber Apps World Inc., filed April 9, 2015.

3.1d	Certificate of Change corrected, filed April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENVIRO TECH CORP.
Dated: May 5, 2015
	By: /s/	Liudmilla Voinarovska
Liudmilla Voinarovska
Chief Executive Officer